UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 5, 2012

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756
(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation)

932 Southwood Boulevard
Incline Village, Nevada  89451
(Address of principal executive offices, with zip code)

(775) 832-8500
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2012 Annual Bonus Plan

On December 5, 2012, the Compensation Committee (the Compensation Committee) of the Board of Directors (the Board) of PDL BioPharma, Inc. (the Company) evaluated the Company’s performance against the 2012 corporate performance goals established for the Company’s 2012 Annual Bonus Plan as set forth below:

2012 Corporate Goal	Weight
Optimize Value of Patent Estate	30%
Enhance Finance Group	20%
Implement Corporate Strategy & Business Development	40%
Expand Investor Relations Outreach	10%
Total	100%

Following this review, the Compensation Committee determined, and the Board later ratified, that 110% of the 2012 corporate goals established for the Company’s 2012 Annual Bonus Plan were achieved.

The Compensation Committee also reviewed for each of the Company’s named executive officers (other than Mr. McLaughlin whose annual bonus is based solely upon achievement of the corporate performance goals described above), the level of achievement of each named executive officer’s 2012 individual goals established for the Company’s 2012 Annual Bonus Plan and made the following determinations:

•	Mr. Stone achieved 120%;

•	Ms. Krumel achieved 125%; and

•	Mr. Hart achieved 120%.

Based on the foregoing and under the terms of the 2012 Annual Bonus Plan, the Compensation Committee approved, and the Board later ratified, the bonuses set forth in the chart below for each of the Company’s named executive officers:

Name	Title	2012 Annual Bonus Plan Bonus
John P. McLaughlin	President and Chief Executive Officer	$742,500
Christopher Stone	Vice President, General Counsel and Secretary	$219,375
Caroline Krumel	Vice President of Finance and Principal Accounting Officer	$80,876.25
Danny Hart	Deputy General Counsel and Assistant Secretary	$79,987.50

2013 Base Pay

On December 5, 2012, the Compensation Committee approved, and the Board later ratified, the following base salary increases for each of the named executive officers as set forth in the chart below:

Name	Title	2013 Base Salary	% Increase from 2012 Base Salary
John P. McLaughlin	President and Chief Executive Officer	$695,250	3%
Christopher Stone	Vice President, General Counsel and Secretary	$401,700	3%
Caroline Krumel	Vice President of Finance and Principal Accounting Officer	$255,960	8%
Danny Hart	Deputy General Counsel and Assistant Secretary	$255,960	8%

2012 Long-Term Incentive Plan

On December 5, 2012, the Compensation Committee evaluated the Company’s performance against the performance goals established for the long-term incentive plan to compensate, retain and incentivize its named executive officers (the 2012 LTIP) that will vest and pay on December 14, 2012.

Under the 2012 LTIP, each executive officer is eligible for awards consisting of (i) restricted stock and (ii) a cash payment. The target cash payment is adjustable based on the Company’s attainment of specified performance goals as set forth in the chart below, subject to a cap of two times the target cash payment (the Adjustment):

Performance Goal	Adjustment
Protection of European patents	40%
Sale or merger of Company	20-50%
Royalty rights acquisition and financing, if applicable	30-50%

Following its review, the Compensation Committee determined, and the Board later ratified, that the Adjustment should be 95% based on the Company’s performance of the 2012 LTIP goals in 2011 and 2012.  Based on the foregoing and under the terms of the 2012 LTIP, the cash awards for each of the Company’s named executive officers are set forth in the chart below:

Name	Title	2012 LTIP Cash Payment
John P. McLaughlin	President and Chief Executive Officer	$914,550
Christopher Stone	Vice President, General Counsel and Secretary	$503,100
Caroline Krumel	Vice President of Finance and Principal Accounting Officer	$137,280
Danny Hart	Deputy General Counsel and Assistant Secretary	$114,270

Severance Agreement

On December 5, 2012, the Compensation Committee reviewed the severance agreements entered into with its named executive officers on May 21, 2011, and determined to increase the amount of severance under the agreements for Ms. Krumel and Mr. Hart.  The Board later ratified the increased amounts of severance as set forth in the chart below:

Name	Title	% of Annual Base Salary	% of Target Annual Bonus	Number of Months of COBRA Premiums
Caroline Krumel	Vice President of Finance and Principal Accounting Officer	100%	75%	12
Danny Hart	Deputy General Counsel and Assistant Secretary	100%	75%	12

Appointment of John McLaughlin as Acting Chief Financial Officer

On December 6, 2012, the Board appointed Mr. McLaughlin as the Company’s Acting Chief Financial Officer while the Company continues its search for a permanent chief financial officer. During this time, Mr. McLaughlin will continue his duties as the Company’s President and Chief Executive Officer and will receive no compensation for his additional service to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BIOPHARMA, INC.
(Company)

By:	/s/ John P. McLaughlin
John P. McLaughlin
President and Chief Executive Officer

Dated:  December 10, 2012